Exhibit 10.13
GUARANTEE AGREEMENT SUPPLEMENT
This GUARANTEE AGREEMENT SUPPLEMENT dated as of July 31, 2015 is entered into by and between Endurance Specialty Holdings Ltd., a Bermuda exempted limited liability company (the “New Guarantor”) and Royal Bank of Canada, as administrative agent for the Lenders (the “Administrative Agent”).
WHEREAS, the Guarantors party thereto and the Administrative Agent are parties to a Guarantee Agreement dated as of May 2, 2014 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) under which the Guarantors guarantee certain of the Obligations of the Borrower;
WHEREAS, the New Guarantor desires to become a party to the Guarantee Agreement as a Guarantor thereunder; and
WHEREAS, terms defined in the Guarantee Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Guarantee. The New Guarantor unconditionally guarantees the full and punctual payment of each Obligation when due (whether at stated maturity, upon acceleration or otherwise). The New Guarantor acknowledges that, by signing this Guarantee Agreement Supplement and delivering it to the Administrative Agent, the New Guarantor becomes a “Guarantor” for all purposes of the Guarantee Agreement and that its obligations thereunder are subject to all the provisions of the Guarantee Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Guarantor thereunder.
2.    Party to Guarantee Agreement. Upon delivering this Guarantee Agreement Supplement to the Administrative Agent, the New Guarantor will become a party to the Guarantee Agreement and will thereafter have all the rights and obligations of a Guarantor thereunder and be bound by all the provisions thereof as fully as if the New Guarantor were one of the original parties thereto.
3.    Address of New Guarantor. The address, facsimile number, electronic mail address and telephone number of the New Guarantor for purposes of Section 9 of the Guarantee Agreement are:
100 Pitts Bay Road
Pembroke, Bermuda HM 08
Fax:    (441) 278-0401
Tel:    (441) 278-0440
Email: dlurie@enduranceservices.com

4.    Representations and Warranties. (a) The New Guarantor is an exempted limited liability company duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of Bermuda.
(b)    The execution and delivery of this Guarantee Agreement Supplement by the New Guarantor and the performance by it of its obligations under the Guarantee Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official (except such as have been obtained on or prior to the date hereof) and do not contravene, or constitute a default under, any provision of applicable law or regulation (except to the extent that such contraventions or defaults, in the aggregate, could not reasonably be expected to have a Material Adverse Effect) or of its Organization Documents, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien on any of its assets.
(c)    The Guarantee Agreement as supplemented hereby constitutes a valid and binding agreement of the New Guarantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.
(d)    Each of the representations and warranties set forth in the Guarantee Agreement is true as applied to the New Guarantor. For purposes of the foregoing sentence, references in said Sections to a “Guarantor” are deemed to refer to the New Guarantor and references to the “Closing Date” are deemed to refer to the date on which the New Guarantor signs and delivers this Guarantee Agreement Supplement.
5.    Governing Law. This Guarantee Agreement Supplement is to be construed in accordance with and governed by the law of the State of New York.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

ENDURANCE SPECIALTY HOLDINGS LTD.
By:
Name:	Michael J. McGuire
Title:	Chief Financial Officer

[Signature Page to Guarantee Agreement Supplement]

ROYAL BANK OF CANADA as Administrative Agent
By:
Name:	Susan Khokher
Title:	Manager, Agency

[Signature Page to Guarantee Agreement Supplement]